Exhibit 99.1

Contacts:	For Media:	John Calagna
(212) 578-6252

	For Investors:	John McCallion
(212) 578-7888
METLIFE REORGANIZES TO TAP FULL POTENTIAL
OF GLOBAL BUSINESS PROFILE
NEW YORK, November 21, 2011 — MetLife, Inc. (NYSE: MET) announced today that it is reorganizing its business from a U.S. and International business structure into three broad geographic regions to better reflect the company’s global reach. MetLife significantly grew its global footprint in 2010 through the $16.4 billion acquisition of Alico. The three new business regions, each of which will have its own president, are the Americas, EMEA (Europe, the Middle East and Africa), and Asia.
“To reach its full potential, MetLife needs an organizational structure that leverages the best of both MetLife and Alico,” said President, CEO and Chairman-elect Steven A. Kandarian. “This structure will lay the foundation for a global company. Each of our new regions have both mature and developing markets, both of which are critical to shareholder-value creation. At the same time, we will be able to draw on strengths from across each region to drive collaboration and efficiencies.”
The Americas
William J. Wheeler has been appointed president of the Americas division and remains a member of the executive group. As MetLife’s chief financial officer since 2003, Wheeler was responsible for overseeing all financial management matters and was a key architect of the company’s acquisitions of Alico and Travelers Life & Annuity in 2005. Prior to becoming CFO, Wheeler oversaw business development, product management and marketing activities for the company’s former Individual Business division. Wheeler joined MetLife in 1997 as treasurer after 10 years in investment banking. He holds an M.B.A. from Harvard Business School and an A.B., magna cum laude, from Wabash College.

“With his deep knowledge of the company and the industry, his superior financial acumen, and his proven leadership skills, Bill is the right person to take charge of this part of the business,” Kandarian said.
As a result of this reconfiguration, MetLife will no longer have a president of the U.S. Business, and William J. Mullaney has decided that this was the right time for him to pursue other opportunities outside of MetLife. “Bill has made a tremendous contribution to MetLife over the past 29 years,” Kandarian said. “He has been one of the driving forces in helping the company to become an insurance powerhouse, and we wish him well in the future.”
EMEA
Michel Khalaf has been appointed president of the EMEA division and becomes a member of the executive group. Khalaf, who joined MetLife through the Alico acquisition, previously was executive vice president and CEO of MetLife’s Middle East, Africa and South Asia (MEASA) region. Before that, he was deputy president and chief operating officer of Philamlife, AIG’s operating company in the Philippines. Since joining Alico’s investment department in 1989, Khalaf has held a number of leadership roles in various markets around the world, including the Caribbean, France and Italy. In 1994, he was named the first general manager of Alico’s operation in Egypt, and in 1996 he became the regional senior vice president for Alico’s life, pension and mutual fund businesses in Poland, Romania and the Baltics, as well as president and chief executive officer of Amplico Life. Khalaf earned his undergraduate degree in engineering and his M.B.A. in finance from Syracuse University.
“Michel is a dynamic global leader who has spearheaded the profitable growth of the company’s operations, and I am confident he will achieve even greater success in his new role,” Kandarian said.
Asia
MetLife is conducting a search for a president of the Asia division. In the meantime, the region is reporting directly to Kandarian.
With the integration of Alico close to completion and due to the reconfiguration of the company’s structure, William J. Toppeta, who served as president of the company’s International business, has announced his plans to retire. Toppeta will remain with MetLife in the newly created position of vice chair, EMEA/Asia, through May 31, 2012, reporting to Kandarian. In this role, Toppeta will serve as a mentor and consultant to the presidents of EMEA and Asia. In addition, he will serve as MetLife’s ambassador in EMEA and Asia to external constituencies on major regulatory and legislative issues that may impact the company’s business.
“Bill has been a tremendous asset to MetLife during his 38 years of service,” Kandarian said. “He has played an especially important role in the development and growth of our international businesses over the past decade, and we appreciate his decision to stay on temporarily to ensure a smooth transition.”

Global Employee Benefits
MetLife is also creating a new global employee benefits business unit, headed by Executive Vice President Maria R. Morris, who will continue as a member of the company’s executive group and report to Kandarian. Morris has led the Alico integration and in prior roles has headed group insurance, retirement and voluntary benefit sales and service operations, and has run the group and individual disability and dental businesses. She will continue to oversee the integration of Alico until mid-2012.
“MetLife is the leader in group benefits in the United States and one of the most globally diverse insurers in the world,” Kandarian said. “With corporations becoming ever more global, we see great opportunities to extend the reach of our business to many new markets. Maria has deep experience in both group benefits and global markets through the Alico integration, making her the ideal leader to head this effort in partnership with the presidents of the three regions.”
The operations function formerly led by Morris now reports to Executive Vice President Marty Lippert, who becomes head of global technology and operations.
MetLife is currently conducting a search for a new chief financial officer. The interim CFO is Executive Vice President Eric Steigerwalt.
MetLife, Inc. is a leading global provider of insurance, annuities and employee benefit programs, serving 90 million customers in over 50 countries. Through its subsidiaries and affiliates, MetLife holds leading market positions in the United States, Japan, Latin America, Asia Pacific, Europe and the Middle East. For more information, visit www.metlife.com.
This press release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.
Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These factors include: (1) difficult conditions in the global capital markets; (2) concerns over U.S. fiscal policy and the trajectory of the national debt of the U.S., as well as rating agency downgrades of U.S. Treasury securities; (3) increased volatility and disruption of the capital and credit markets, which may affect our ability to seek financing or access our credit facilities; (4) uncertainty about the effectiveness of the U.S. government’s programs to stabilize the financial system, the imposition of fees relating thereto, or the promulgation of additional regulations; (5) impact of comprehensive financial services regulation reform on us; (6) exposure to financial and capital market risk; (7) changes in general economic conditions, including the performance of financial markets and interest rates, which may affect our ability to raise capital, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets; (8) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (9) investment losses and defaults, and changes to investment valuations; (10) impairments of goodwill and realized losses or market value impairments to illiquid assets; (11) defaults on our mortgage loans; (12) the impairment of other financial institutions that could adversely affect our investments or business; (13) our ability to address unforeseen liabilities, asset impairments, loss of key contractual relationships, or rating actions arising from acquisitions or dispositions, including our acquisition of American Life Insurance Company and Delaware American Life Insurance Company (collectively, “ALICO”) and to successfully integrate and manage the growth of acquired businesses with minimal disruption; (14) uncertainty with respect to the outcome of the closing agreement entered into with the United States Internal Revenue Service in connection with the acquisition of ALICO; (15) the dilutive impact on our stockholders resulting from the issuance of equity securities in connection with the acquisition of ALICO or otherwise; (16) economic, political, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (17) our primary reliance, as a holding company, on dividends from our subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (18) downgrades in our claims paying ability, financial strength or credit ratings; (19) ineffectiveness of risk management policies and procedures; (20) availability and effectiveness of reinsurance or indemnification arrangements, as well as default or failure of counterparties to perform; (21) discrepancies between actual claims experience and assumptions used in setting prices for our products and establishing the liabilities for our obligations for future policy benefits and claims; (22) catastrophe losses; (23) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, distribution of amounts available under U.S. government programs, and for personnel; (24) unanticipated changes in industry trends; (25) changes in accounting standards, practices and/or policies; (26) changes in assumptions related to deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (27) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (28) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (29) deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (30) adverse results or other consequences from litigation, arbitration or regulatory investigations; (31) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (32) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (33) regulatory, legislative or tax changes relating to our insurance, banking, international, or other operations that may affect the cost of, or demand for, our products or services, impair our ability to attract and retain talented and experienced management and other employees, or increase the cost or administrative burdens of providing benefits to employees; (34) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on our disaster recovery systems, cyber-or other information security systems and management continuity planning; (35) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (36) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.
MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.
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